EXHIBIT 99.08

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2008

MOUNTAIN 1ST BANK & TRUST COMPANY

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	57763	20-1062814
(State or other jurisdiction of incorporation)	(FDIC Ins. Cert. Number)	(IRS Employer Identification No.)

101 Jack Street Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 6, 2008, we announced our financial condition and results of operations at, and for the three months ended, March 31, 2008. A copy of our press release is being furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

MOUNTAIN 1ST BANK & TRUST COMPANY
(Registrant)

Date: May 6, 2008	By:	/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Executive Officer

Exhibit 99.1

News Release

Date:	Tuesday, May 6, 2008

Contact:	Greg Gibson, Chief Executive Officer (828) 243-5175

Release Date:	For Immediate Release

Mountain 1st Bank Reports First Quarter Earnings

HENDERSONVILLE, N.C. / May 6 / PRNewswire / Mountain 1st Bank & Trust Company (OTCBB: MOBT) reported earnings of $789 thousand or $0.15 per diluted share for the first quarter of 2008. This compares with $891 thousand or $0.16 per diluted share earned during the same period in 2007, representing a decrease in net income of 11.5%. At March 31, 2008, the Bank’s assets increased to $653.7 million from $606.5 million at December 31, 2007, representing an increase of $47.2 million or 7.8% for the quarter. Loans and deposits continued to increase during the quarter totaling $564.0 million and $543.0 million, respectively at March 31, 2008. This compares with $521.9 million and $529.1 million, respectively at December 31, 2007, representing increases of $42.0 million or 8.1% and $13.9 million or 2.6%, respectively.

Greg Gibson, CEO stated, “It is a bit difficult to be comfortable saying we are pleased with anything other than consistent increases in earnings. However, given the current banking environment, we are indeed pleased with the Bank’s first quarter performance. Our decline in earnings was a direct result of the unprecedented decline in interest rates over the past seven months. Since the Fed began decreasing short term interest rates in late September of last year, we have experienced a decline of 325 basis points in rates. This has had a direct and pronounced impact on the Bank’s net interest margin. Compared with the first quarter of 2007, the Bank’s net interest margin declined from 3.90% to 3.36% in the first quarter of 2008. Fortunately, we believe this to be predominately a short term issue and we expect much of this decline in margin will be recovered as the Bank’s CD portfolio is repriced over the next two quarters. Also we were very pleased that our asset quality remained good in the first quarter. Given the turmoil in much of the banking industry, we are pleased to be able to report the continued growth and progress of Mountain 1st Bank.”

This Press Release and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,”

“could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” “opportunity,” or "continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other reports we file with the Federal Deposit Insurance Corporation from time to time. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers; (b) customer acceptance of our services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions that affect our customers in the markets we serve; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

About Mountain 1st Bank

Established in mid 2004 and headquartered in Hendersonville, NC, Mountain 1st Bank and Trust is one of the fastest growing and most successful de novo community banks in the southeast. With over $600 million in assets, Mountain 1st Bank and Trust’s more than 155 employees serve nine counties in western North Carolina through fourteen full service branches. Mountain 1st Bank and Trust is one of the few publicly traded companies headquartered in western North Carolina (OTCBB: MOBT). For more information, visit www.mountain1st.com.

Mountain 1st Bank & Trust Company Selected Financial Highlights

	For the Three Months Ended March 31,
	2008	2007	Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	(dollars in thousands except share and per share data)
	(unaudited)
Selected Income Statement Data and Ratios
Net interest income	$5,057	$4,643	$414	8.92%
Provision for loan losses	685	663	22	3.32%
Noninterest income	1,358	1,059	299	28.23%
Noninterest expense	4,509	3,528	981	27.81%

Income before income taxes	1,221	1,511	(290)	-19.19%
Income tax expense	432	620	(188)	-30.32%

Net income	$789	$891	$(102)	-11.45%

Net interest margin	3.36%	3.90%	-0.54%	-13.85%
Return on average assets	0.50%	0.72%	-0.22%	-30.50%
Return on average equity	6.72%	8.15%	-1.43%	-17.56%
Efficiency ratio	70.29%	61.87%	8.42%	13.60%
Net charge-offs to average total loans, excluding held for sale	0.00%	0.02%	-0.02%	-96.54%
Nonperforming assets to period end loans and other real estate	0.25%	0.16%	0.14%	92.63%
Nonperforming assets to total assets	0.20%	0.12%	0.09%	72.12%
Net income per share:
Basic (1)	$0.16	$0.18	$(0.02)	-11.67%
Diluted (1)	$0.15	$0.16	$(0.01)	-8.24%
Weighted average shares outstanding:
Basic (1)	4,997,027	4,984,529	12,498	0.25%
Diluted (1)	5,256,327	5,446,481	(190,154)	-3.49%

(1)	Amounts have been adjusted for stock splits

	As of March 31, 2008	As of December 31, 2007	Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	(unaudited)	(unaudited)
	(dollars in thousands except share and per share data)
Selected Balance Sheet Data
Total assets	$653,666	$606,491	$47,175	7.78%
Loans, including loans held for sale	563,978	521,943	42,035	8.05%
Allowance for loan losses	8,253	7,571	682	9.01%
Deposits	543,031	529,105	13,926	2.63%
Federal funds purchased and securities sold under agreements to repurchase	7,169	9,458	(2,289)	-24.20%

Borrowings	50,000	15,000	35,000	233.33%
Shareholders’ equity	47,278	46,212	1,066	2.31%

Book value per share	$9.46	$9.25	$0.21	2.27%

SOURCE: Mountain 1st Bank & Trust Company

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